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                                                                     EXHIBIT 1.1

                       REDLINE PERFORMANCE PRODUCTS, INC.
                             UNDERWRITING AGREEMENT

                        2,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)


                                          Minneapolis, Minnesota
                                          ________ __, 2003

GunnAllen Financial, Inc.
1715 Westshore Blvd.
Suite 700
Tampa, Florida 33607

Dear Sirs:

                  Redline Performance Products, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell to GunnAllen Financial, Inc. ("GunnAllen" or the "Underwriter") pursuant to this Underwriting Agreement (the "Agreement"), Two Million (2,000,000) shares of common stock of the Company, par value $.01 per share (such class of stock being referred to herein as the "Common Stock"), and to grant to the Underwriter the option referred to in
Section 2(c) hereof to purchase all or any part of an additional Three Hundred Thousand (300,000) shares of Common Stock or such other number as may be permitted thereunder, for the purpose of covering over-allotments, if requested by the Underwriter in accordance with Section 2(c) hereof. It is understood that the Underwriter proposes to offer the "Shares" (as hereinafter defined) to be purchased hereunder to the public upon the terms and conditions set forth in the "Registration Statement" (as hereinafter defined) after the "Effective Date" (as hereinafter defined) of the Registration Statement. As used in this Agreement,
(a) the term "Firm Shares" shall mean the Two Million (2,000,000) shares of Common Stock to be issued and sold to the Underwriter at the "First Closing Date" (as defined in Section 2(b) below); (b) the term "Option Shares" shall mean any of the additional Three Hundred Thousand (300,000) shares of Common Stock as are purchased pursuant to the option referred to in Section 2(c) hereof; and (c) the term "Shares" shall mean the Firm Shares and the Option Shares collectively. The Company also proposes, pursuant to Section 2(h) hereof, to issue and sell to the Underwriter, for its own account and the accounts of its designees (limited to the "Underwriter's Designees" as hereinafter defined) for an aggregate price of One Hundred Dollars ($100.00), warrants (the "Underwriter's Warrants") to purchase up to an aggregate of Two Hundred Thousand (200,000) shares of Common Stock (the "Warrant Shares") at a per share price of 165% of the per share initial offering price of the Shares set forth in the "Registration Statement" and "Prospectus" (as hereinafter defined), which purchase shall be consummated in accordance with the terms and conditions of the form of underwriter's warrant agreement substantially in the form of Exhibit 4.2 to the Registration Statement ("Underwriter's Warrant Agreement").

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                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that as of the date first above written:

                           (a) A Registration Statement on Form SB-2 (File No.
333-102529), relating to the offering of the Shares, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated pursuant to the Act (the "Rules and Regulations"), and said Registration Statement has been filed with the Commission under the Act. One or more amendments to said Registration Statement has or have, as the case may be, been similarly prepared and filed with the Commission covering the registration of the Shares under the Act including the related preliminary prospectus or preliminary prospectuses (each being hereinafter referred to as a "Preliminary Prospectus" as further defined below), each of which has been furnished to the Underwriter. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a)(7) of Regulation S-B. The Company has prepared and proposes to file on or prior to the Effective Date (as defined below) of the Registration Statement an additional amendment thereto which will include the final "Prospectus" (as defined below). The Company will not, until the option described in Section 2(c) has been fully exercised or terminated, file any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus unless the Company has given reasonable and prior notice thereof to the Underwriter and counsel for the Underwriter and neither shall have reasonably objected within a reasonable period of time prior to the filing thereof. As used in this Agreement and unless the context indicates otherwise, the term "Registration Statement" refers to and means said Registration Statement, including any documents incorporated by reference therein, all exhibits, financial statements and schedules and the Prospectus included therein, as finally amended and revised on or prior to the Effective Date (as defined below) and, in the event of any post-effective amendment thereto or if any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. The term "Registration Statement" shall also include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. The term "Effective Date" shall mean the date and time that the Registration Statement becomes effective. The term "Preliminary Prospectus" refers to and means any preliminary prospectus filed with the Commission and included in said Registration Statement before the Effective Date and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information; the term "Rule 430A Information" shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A; and, the term "Prospectus" refers to and means the prospectus relating to Shares that is first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. If the Registration Statement is amended or such Prospectus is supplemented after the Effective Date and prior to the Option Closing Date (as defined in Section 2), then the terms "Registration Statement" and "Prospectus" shall include such documents as so amended or supplemented. The terms used herein shall have the same meaning as in the Prospectus unless the context hereof otherwise requires.

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                           (b) Neither the Commission nor, to the Knowledge of
the Company (as hereinafter defined), any state regulatory authority has issued an order preventing or suspending the use of any Preliminary Prospectus nor has the Commission or any such authority instituted or, to the Knowledge of the Company, threatened to institute any proceedings with respect to such an order. When representations or warranties in this Agreement are qualified to the "Knowledge of Company," they are given by the Company only to the extent of and qualified in all respects by (i) the facts known to any of the executive officers and directors of the Company listed in the Registration Statement or the Prospectus as a result of their participation in the Business (as defined in Section 1(d) below), and (ii) facts that an executive officer listed in the Registration Statement or Prospectus would reasonably be expected to discover or otherwise become aware of in the course of fulfilling his duties and participating in the Business, prior to the date such representations or warranties are made.

                           (c) The Registration Statement, as of the Effective
Date, the Prospectus (and any amendments or supplements thereto) when it is filed with the Commission, and both documents as of the First Closing Date and any Option Closing Date referred to below, contain or will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and conform or will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, and at such times, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, contain or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the representations and warranties in this Section 1(c) do not apply to statements or omissions in the Registration Statement, Preliminary Prospectus or Prospectus made in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter for inclusion in the Registration Statement, Preliminary Prospectus or the Prospectus.

                           (d) The Company has been duly incorporated and is
now, and at the Closing Dates (defined below) will be, validly existing and in good standing as a corporation under the laws of the State of Minnesota, and has full corporate power and authority to (i) own or lease, as the case may be, its properties, whether tangible or intangible, and conduct its business as presently conducted and as described in the Registration Statement and Prospectus (the "Business") and (ii) to execute, deliver and perform this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing as a foreign corporation in all states in which the nature of the business transacted by it or the character or location of its properties, in each case taken as a whole, makes such qualification necessary, except where the failure to so qualify would not be reasonably expected to have a material adverse effect upon the condition (financial or otherwise), results of operations, income, shareholders' equity, net worth, business, assets or properties of the Company, taken as a whole (a "Material Adverse Effect"). The Company holds, or will hold by the First Closing Date, all licenses, certificates and permits from state, federal or other regulatory authorities necessary for the conduct of its Business and is in compliance with all laws and regulations and all orders and decrees applicable to it or to such business, except where the failure to hold such licenses, certificates or permits or comply with such laws, regulations, orders or decrees would not be reasonably expected to have a Material



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Adverse Effect, and there are no proceedings pending or, to the Knowledge of the
Company, threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

                           (e) The financial statements of the Company,
including the schedules and related notes filed as part of the Registration Statement and included in the Prospectus, present fairly the financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company for the respective periods indicated therein and comply in all material respects as to form with the applicable accounting requirements of the Act and the Rules and Regulations. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement or the Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been presented on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

                           (f) The accounting firm of Virchow, Krause & Company,
LLP, who have expressed their opinions with respect to certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations.

                           (g) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus and the Company's latest financial statements filed with the Commission as a part thereof, and except as described or contemplated in the Registration Statement or the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transactions whether or not incurred in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty (whether or not such loss is insured against), or from any labor dispute or court or governmental action, order or decree; (iii) there have not been, and through and including the First Closing Date, there will not be, any changes in the capital stock or any increases in the long-term debt or other securities of the Company; (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities; and (v) no event has occurred, which would be reasonably expected to result in a Material Adverse Effect.

                           (h) This Agreement and the Underwriter's Warrant
Agreement have been duly and validly authorized by the Company and (assuming the due authorization and delivery thereof by the Underwriter), when duly executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and, to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought, and except to the extent that rights to indemnity hereunder may be limited by Federal and state securities laws. The Company is not presently in violation of





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or in default under this Agreement or the Underwriter's Warrant Agreement and the execution, delivery and performance by the Company of this Agreement and the Underwriter's Warrant Agreement and the consummation of the transactions herein and therein contemplated, will not, (i) result in a breach of or constitute default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or the creation or imposition of any lien, security interest, charge or encumbrance upon any property or asset of the Company pursuant to any note, indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties or assets may be bound or affected, the result of any of the foregoing in this subsection 1(h)(ii) of which would be a Material Adverse Effect; (iii) violate any existing law, order, rule, regulation, or, to the Knowledge of the Company, any writ, injunction or decree of any government, governmental agency, or court having jurisdiction over the Company or any of its properties or businesses; or (iv) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization (collectively, the "Permits") necessary for the Company to own or lease and operate its properties and to conduct its business or the ability to make use thereof except where such effect on any Permit would not actually or reasonably be expected to result in a Material Adverse Effect.

                           (i) No Permits of any government or governmental
agency, or court other than under the Act, the "blue sky" or securities laws of any state or the rules of the National Association of Securities Dealers, Inc. ("NASD") (including approval of underwriting compensation and listing of the Common Stock on The American Stock Exchange, Inc. ("AMEX") are required (i) for the valid authorization, issuance, sale and delivery of the Firm Shares and the Option Shares to the Underwriter, and (ii) the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter's Warrant Agreement.

                           (j) Except as disclosed in the Registration Statement
and Prospectus (i) there is neither pending nor, to the Knowledge of the Company, threatened, against the Company any claim, action, suit, or proceeding at law or in equity, arbitration (or circumstances that may give rise to the same), investigation or inquiry to which the Company or any of its respective executive officers or directors named in the Registration Statement or Prospectus is a party or involving the Company's properties or businesses before or by any court, arbitration tribunal or governmental agency, or body, which, if determined adversely to the Company, would individually or in the aggregate result in a Material Adverse Effect or which question the validity of the capital stock of the Company or seek to prevent consummation of the transactions contemplated hereby; (ii) nor are there any such actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company related to consumer protection, distribution, rental and sales, or environmental matters or matters related to discrimination on the basis of age, sex, religion or race; and no labor disturbance by the employees of the Company exists or to the Knowledge of the Company, is threatened, which would be reasonably expected to result in a Material Adverse Effect.

                           (k) There is no contract or other document which is
of a character required by the Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or




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filed as required and each contract or document which has been described in the
Registration Statement and Prospectus has been described accurately in all material respects and presents fairly the information required to be described and each such contract or document which is filed as an exhibit to the Registration Statement is and shall be in full force and effect at the Closing Date or shall have been terminated in accordance with its terms or as set forth in the Registration Statement and Prospectus, and no party to any such contract has given notice to the Company of the cancellation of or, to the Knowledge of the Company, has threatened to cancel, any such contract, and except as described in the Registration Statement and Prospectus, the Company is not in default thereunder.

                           (l) The Company does not own any real property. The
Company has good title to all of its personal property (tangible and intangible) and assets reasonably necessary for the conduct of its Business, including any licenses, trademarks and copyrights, described in the Registration Statement and Prospectus as owned by it, free and clear of all security interests, liens, charges, mortgages, encumbrances and restrictions other than (i) such as are not materially significant in relation to the Business, (ii) as described in the Registration Statement and Prospectus, or (iii) which will terminate after the First Closing upon the Company's payment of obligations as described in the Registration Statement or Prospectus. The leases, subleases and licenses under which the Company is entitled to lease, hold or use any real or personal property are valid, subsisting and enforceable except (x) where the invalidity or unenforceability of any of such leases, subleases or license would not have a Material Adverse Effect or (y) as described in the Registration Statement and Prospectus, all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid and neither the Company nor, to the Knowledge of the Company, any other party, is in default in respect of any of the terms or provisions of any such leases, subleases and licenses, and no claim of any sort has been asserted by anyone against the Company under any such leases, subleases or licenses affecting or questioning the rights of the Company to the continued use or enjoyment of the rights and property covered thereby. Except as set forth in the Registration Statement and the Prospectus, the Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company owns or leases all such properties as are reasonably necessary to its operations as now conducted and as proposed to be conducted as set forth in the Registration Statement and Prospectus.

                           (m) The Company has filed with the appropriate
federal, state and local governmental agencies, all tax returns, including franchise tax returns, which are required to be filed by it or has duly obtained extensions of time for the filing thereof and has paid all taxes required to paid by it as shown on such returns and all other assessments against it to the extent that the same have become due. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and, to the Knowledge of the Company, no claims for assessment or collection of taxes have been asserted against the Company.

                           (n) The Company maintains insurance, which is in full
force and effect, including but not limited to insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily





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insured against. The Company maintains insurance in amounts as are usually maintained by companies of similar size engaged in the same or similar businesses located in their geographic area other than with respect to personal injury and product liability insurance. The Company is not aware of any facts or circumstances which would require it to notify its insurers of any claim of which notice has not been made or will not be made in a timely manner. To the Knowledge of the Company, there are no facts or circumstances under any of its existing insurance policies which would relieve any insurer of its obligation to satisfy in full any existing valid claim of the Company under such policy or bond. The Company has arranged for personal injury and product liability insurance which shall become effective on the First Closing Date.

                           (o) Except as disclosed in the Registration Statement
or the Prospectus, the Company owns or otherwise possesses adequate, enforceable and unrestricted rights to intellectual property that is used or proposed to be used in the conduct of its Business as described in the Registration Statement and Prospectus, including all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights, trade secrets, confidential information, processes and formulations (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, works of authorship, computer programs and technical data, proprietary information and the like, reasonably necessary for the conduct of its Business (collectively, the "Intangibles"). Except as otherwise described in the Registration Statement or the Prospectus, (i) the Company is the beneficial and record owner of all right, title and interest in, to and under the Intangibles, free and clear of all liens, security interests, charges, encumbrances or other adverse claims and has the right to use the Intangibles without payment to a third party licensor, except those which will terminate after the First Closing upon the Company's payment of obligations as described in the Registration Statement or Prospectus; (ii) to the Knowledge of the Company, the Company has not infringed nor is it infringing upon the intellectual property rights of others, and the Company has not received any notice that it has or may have infringed or is infringing upon the intellectual property rights of others; (iii) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to, or the validity or scope of, any such Intangibles, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others alleging that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim except where the Company has requested and obtained a non-infringement or right-to-use opinion from its intellectual property counsel; (v) to the Knowledge of the Company, no others have infringed upon the Intangibles of the Company and there is no U.S. patent or published U.S. patent application which contains claims that dominate any Intangibles described in the Prospectus as being owned by or licensed to the Company, that interferes with the issued or pending claims of any such Intangibles, or prevents the Company from conducting its business or otherwise as described in the Registration Statement or Prospectus; and (vi) the Company is not obligated to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, intellectual property rights not owned or controlled by the Company or in connection with the conduct of its business or otherwise. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all its Intangibles in all material respects.



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                           (p) Neither the Company nor any of its executive
officers or directors has incurred any liability for, nor is there is any outstanding claim for services in the nature of, a finder's fee or similar fee in connection with the transactions herein contemplated.

                           (q) No executive officer or director of the Company,
or to the Knowledge of the Company, any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director, has taken, and each executive officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security issued by the Company or other violation of Regulation M promulgated under the Securities Act of 1934, as amended (the "1934 Act") or otherwise, to facilitate the sale or resale of the Shares.

                           (r) There are no existing agreements, arrangements,
or transactions, between or among the Company and any executive officer, director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities which are required to be described in the Registration Statement and Prospectus and which are not so described.

                           (s) The minute books of the Company have been made
available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                           (t) No labor problem exists with any of the Company's
employees or to the Knowledge of the Company, is imminent, nor is the Company aware of any bankruptcy, labor disturbance or other event affecting any of its principal suppliers or customers, which would reasonably be expected to result in a Material Adverse Effect.

                           (u) The Company had at the date or dates indicated in
the Registration Statement and Prospectus a duly authorized and outstanding securities as set forth in the Registration Statement and the Prospectus. Except as described or contemplated in the Registration Statement or the Prospectus, the Company will have on the Closing Date the adjusted securities set forth therein. Except as set forth or contemplated in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement or the Prospectus, no holder of any of the Company's securities has any rights to have such securities registered under the Act.

                           (v) The Shares and the other securities of the
Company conform in all material respects to all statements in relation thereto in the Registration Statement and Prospectus; the outstanding shares of Common Stock described in the Prospectus have been duly authorized and validly issued and are fully paid and non-assessable; the outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued; none of such outstanding shares of Common Stock or warrants or options to purchase Common Stock were issued in




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violation of the pre-emptive rights of any stockholder of the Company; and the
Shares will not be subject to pre-emptive rights of any stockholder of the Company. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act and the applicable state securities or "blue sky" laws or exempt from such registration requirements. Except as forth or contemplated in the Registration Statement and Prospectus, on the Effective Date and on the Closing Date(s) there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase or acquire, Common Stock or securities convertible or exchangeable into Common Stock.

                           (w) The issuance and sale of the Shares have been
duly authorized and, upon delivery against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable.

                           (x) The issuance and sale of the Underwriter's
Warrants has been duly authorized and when issued and delivered in accordance with the terms hereof and the Underwriter's Warrant Agreement, including, without limitation, delivery against payment therefor, shall constitute the valid and binding obligations of the Company. The issuance and sale of the Warrant Shares has been duly authorized, and, when duly delivered against payment therefor as contemplated by the Underwriter's Warrant Agreement, such Warrant Shares will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Registration Statement and Prospectus. On the basis of the Company's current articles of incorporation, bylaws and any existing agreements with its security holders, neither the Underwriter's Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to pre-emptive rights of any stockholder of the Company. The Company has reserved a sufficient number of shares of Common Stock from its authorized but unissued Common Stock for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement.

                           (y) During the period of 365 days from the Effective
Date hereof (the "Lock-Up Period") neither the Company nor any of its officers, directors or unless waived in writing by the Underwriters, its stockholders, will offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 of the Rules and Regulations or otherwise without the prior written consent of the Underwriter; provided, however, each such stockholder, to the extent permitted by law, may sell his securities in a private transaction during the Initial Lock-Up Period so long as the acquirer of the securities at the time of acquisition enters into a written agreement with Underwriter to be bound by the terms of the seller's Lock-Up Letter Agreement. The Company will deliver to GunnAllen the undertakings as of the date hereof of its officers, directors and stockholders to this effect in the form of a "Lock-Up Letter Agreement", which Lock-Up Letter Agreement will be substantially in the form and substance of Exhibit A annexed hereto.

                           (z) Neither the Company nor any executive officer,
director or, to the Knowledge of the Company, any other agent of the Company has, acting on behalf of the Company for the purpose of advancing the Company's interests, at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contributions in violation of law, (ii) made any payment to any state, Federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation and under circumstances requiring the disclosure of such payment, receipt or retention of funds in the Registration Statement and Prospectus. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (aa) The Company is not an "investment company" or a
company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. After giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and Prospectus, the Company will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (bb) Except as described in the Registration
Statement or Prospectus, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of any person or persons controlling, controlled by or under common control with the Company within the three (3) years prior to the date hereof.

                           (cc) The employment, consulting, confidentiality and
non-competition agreements between the Company and its executive officers, employees and consultants, described in the Registration Statement and Prospectus are binding and enforceable obligations upon the respective parties thereto in accordance with their terms, except to the extent enforceability may be limited by any state statute or common law, applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                           (dd) The Company does not have any employee benefit
plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the minimum funding requirements or other provisions of the Employee Retirement Income Security Act of 1974 or such regulations promulgated thereunder and published interpretations thereof.

                           (ee) After the First Closing Date there will be no
voting or other stockholder agreements between the Company and any stockholders of the Company or between or by and among any stockholders of the Company.

                           (ff) The Company has filed a registration statement
on Form 8-A with respect to its Common Stock under Section 12(b) of the 1934 Act and such registration statement has been declared effective by the Commission. The Company has filed a listing application with respect to its Common Stock with AMEX and such listing application has been accepted by and the Shares have been approved for listing on AMEX, subject to official notice of issuance.

                           (gg) The Company is in material compliance with all
federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company, by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or involving the Company and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or, to the Knowledge of the Company, is imminent.

                           (hh) The Company has provided or made available to
McDermott, Will & Emery, counsel to the Underwriter ("Underwriter's Counsel"), all agreements, certificates, correspondence and other items, documents and information requested by such counsel, including in such counsel's Due Diligence Memorandum dated October 30, 2002 and all supplements thereto except those items for which Underwriter's counsel has waived such requirement in writing.

                           (ii) Any certificate signed by an executive officer
of the Company in his capacity as such and delivered to the Underwriter or Underwriter's Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                           (jj) To the Knowledge of the Company, the Company is
and has been doing business in compliance with all Permits and all federal, state, and local laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

                           (kk) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (ll) Except as set forth in the Registration
Statement and the Prospectus, the Company is (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to its Business ("Environmental Laws"), (B) has received and is in compliance with all Permits, required under applicable Environmental Laws to conduct its Business and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required Permits or liability as described in clauses (A) through (C) above, respectively, would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has not received notice that it has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  2. Purchase, Delivery and Sale of the Shares and the Underwriter's Warrants.

                           (a) Subject to the terms and conditions of this
Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase the Firm Shares from the Company at a purchase price of $_.__ per share (net of underwriting discounts). On the "First Closing Date" (defined below in Section 2(b)), definitive certificates in negotiable form for the Firm Shares will be delivered by the Company to the Underwriter or an electronic "fast" transfer of the Firm Shares from the Company's Transfer Agent (as defined herein) to Depository Trust Company ("DTC") will be made, against payment of the purchase price by the Underwriter by wire transfer or certified or official bank check or checks in New York Clearing House funds, at the Underwriter's option, payable to the order of the Company.

                           (b) Delivery of the Firm Shares (either by regular
way or by a "fast" transfer) against payment therefor shall take place at the offices of GunnAllen, at 10:00 a.m., local New York Time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Firm Shares commences on the day following the Effective Date) or at such other location as the Underwriter and the Company may agree, with such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date."

                           (c) Subject to the terms and conditions of this
Agreement, and on the basis of the representations, warranties and agreements contained herein, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Registration Statement and Prospectus, GunnAllen is hereby granted an option to purchase all or any part of the Option Shares from the Company. The purchase price to be paid per share for the Option Shares will be the same price as the price per Firm Share set forth in Section 2(a) hereof. The option granted hereby may be exercised (but not more than once) by notice from GunnAllen to the Company in accordance with Section 2(d) hereof solely by the Underwriter as to all or any part of the Option Shares at any time within forty-five (45) days after the Effective Date. GunnAllen will not be under any obligation to purchase any Option Shares prior to the exercise by GunnAllen of such option in accordance with Section 2(d) hereof.

                           (d) The option granted pursuant to Section 2(c) may
be exercised by GunnAllen giving oral notice to an executive officer of the Company, which must be promptly confirmed by a letter or facsimile setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares to be purchased and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two (2) full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than two (2) full business days thereafter. In either event, the date so set forth will not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, through GunnAllen's delivery of the aforementioned notice, the Company will become obligated to convey to GunnAllen, and, subject to the terms and conditions set forth in this
Section 2(c) hereof, GunnAllen will become obligated to purchase, the number of Option Shares specified in such notice.

                           (e) Payment for any Option Shares purchased will be
made to the Company by wire transfer or certified or official bank check or checks payable to its order in New York Clearing House funds, at GunnAllen's option, against delivery of the Option Shares purchased to GunnAllen at the offices of GunnAllen (or at such other location as GunnAllen and the Company may agree).

                           (f) The obligation of GunnAllen to purchase and pay
for any of the Option Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its executive officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in this Section 2(c), and to the delivery to GunnAllen of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Sections 8(d), (e), (f) and (g) hereof, but with each reference to "Firm Shares" and "First Closing Date" to be changed, respectively, to the "Option Shares" and the "Option Closing Date."

                           (g) The Company will make the certificates for the
Shares to be purchased by the Underwriter hereunder available to GunnAllen for inspection, checking and packaging at the office of the Company's transfer agent or correspondent, Registrar and Transfer Company, in Cranford, New Jersey, not less than one (1) full business day prior to the First Closing Date and the Option Closing Date, as the case may be (both of which are collectively referred to herein as the "Closing Dates"). The certificates representing the shares shall be in such names and denominations as GunnAllen may request at least two
(2) full business days prior to the respective Closing Dates. In the event that GunnAllen determines to utilize DTC, the parties will use their best efforts to make the offering of the Shares "DTC eligible" and to comply with the procedures thereof.

                           (h) On the First Closing Date, the Company will issue
and sell the Underwriter's Warrants (in the form of, and in accordance with the provision of the Underwriter's Warrant Agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement) to

GunnAllen or to GunnAllen's designees (limited to officers and partners of GunnAllen, members of the selling group and/or their officers or partners, collectively, "GunnAllen's Designees") pursuant to the Underwriter's Warrant Agreement that shall be executed and delivered by the Company and GunnAllen. The Underwriter's Warrants will be in the form of, and in accordance with, the provisions of the Underwriter's Warrant substantially in the form filed as
Exhibit 4.2 to the Registration Statement. The aggregate purchase price for the Underwriter's Warrants is One Hundred Dollars ($100.00). The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation pursuant to Corporate Financing Rule 2710 (currently a period of one (1) year from the Effective Date), except to GunnAllen's Designees. Payment for the Underwriter's Warrants will be made to the Company by check or checks payable to its order on the First Closing Date against delivery of the certificates representing the Underwriter's Warrants in accordance with the terms and conditions of the Underwriter's Warrant Agreement. The certificates representing the Underwriter's Warrants will be in such denominations and such names as GunnAllen may request prior to the First Closing Date.

                           (i) The information set forth on the cover page
concerning the Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in any Preliminary Prospectus or in the Prospectus relating to the Shares proposed to be filed by the Company (insofar as such information relates to the Underwriter) as heretofore filed and as presently proposed to be amended constitutes the only information furnished by the Underwriter to the Company for inclusion therein, and the Underwriter represents and warrants to the Company that the statements made therein are correct and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3. Public Offering by the Underwriter. The Underwriter agrees to cause the Shares to be offered to the public initially at the price and under the terms set forth in the Registration Statement and Prospectus as soon, on or after the effective date of this Agreement, as the Underwriter deems advisable, but no more than four (4) full business days after such effective date. The Underwriter may allow such concessions and discounts upon sales to other dealers as set forth in the Registration Statement and Prospectus. The Underwriter agrees to notify the Company in writing when the offering is first made and when it is completed. After the First Closing Date, the concessions and the reallowance may be changed by the Underwriter.

                  4. Agreements of the Company. The Company covenants and agrees with the Underwriter that:

                           (a) If the Registration Statement has not been
declared effective prior to the time of execution of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement, (i) which shall not have been previously submitted to, and approved by, the Underwriter or counsel for the Underwriter within a reasonable time prior to the filing thereof, (ii) to which the Underwriter or counsel for the Underwriter shall have reasonably objected in writing as not being in compliance with the Act or the Rules and Regulations or (iii) which is not in compliance with the Act or the Rules and Regulations.

                           (b) The Company will notify the Underwriter, promptly
after it shall have received notice of the effectiveness of the Registration Statement or any amendment or supplement thereto, of the receipt of any comments of the Commission with respect thereto, and of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed.

                           (c) The Company will advise the Underwriter promptly
of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any judgment, order, injunction or decree preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any of such purposes, of which it has knowledge, and will use its best efforts to prevent the issuance of any stop order, and, if issued, to obtain as promptly as possible the lifting thereof.

                           (d) If at any time when a Prospectus relating to the
Shares is required to be delivered under the Act by GunnAllen or a dealer, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to counsel for the Underwriter, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may reasonably request.

                           (e) Within the time during which the Prospectus is
required to be delivered under the Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission promulgated under the 1934 Act, each as now or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Shares.

                           (f) The Company will furnish to the Underwriter,
without charge, a signed copy of the Registration Statement and of any amendment or supplement thereto which has been filed prior to the date of this Agreement, together with two (2) copies of each exhibit filed therewith, and five (5) conformed copies of such Registration Statement and as many amendments thereto (unsigned and exclusive of exhibits) as the Underwriter may reasonably request. The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and reports of the independent public auditors as to the financial statements included in the Registration Statement and Prospectus, and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any parts thereof.

         (g) The Company will deliver to the Underwriter, without charge, (i) prior to the Effective Date, copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501 of Regulation S-B of the Rules and Regulations; (ii) on and from time to time after the Effective Date, copies of the Prospectus; and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented Prospectus, and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the Act and the Rules and Regulations. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Shares, for such period as, in the opinion of counsel for the Underwriter, delivery of the Prospectus is required to comply with the applicable provisions of the Act and the Rules and Regulations.

         (h) The Company will take such action as may be necessary to qualify the Shares for offer and sale under the blue sky or securities laws of such states or other jurisdictions as is required and as the Underwriter or counsel for the Underwriter may designate (provided that such states or jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process) and to continue such qualifications in effect so long as reasonably may be required for the purposes of the distribution of the Shares.

         (i) During the period of two (2) years from the Effective Date, the Company, at its expense, shall furnish the Underwriter with (i) copies of each annual report of the Company; (ii) as soon as practicable and in any event not later than ninety (90) days after the end of the Company's fiscal year, a financial report of the Company, which will include a balance sheet as of the end of such fiscal year, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal year, such report being in reasonable detail and audited by independent public auditors;
(iii) for each fiscal quarter of the Company other than the last fiscal quarter in any fiscal year, as soon as practicable and in any event not later than forty-five (45) days after the end of each fiscal quarter, a financial report of the Company, which will include a balance sheet as of the end of such fiscal quarter, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal quarter, together with notes thereto, for such fiscal quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year, such report being in reasonable detail and to fairly present the financial condition of the Company at the date thereof and the results of operations for the period then ending and to have been prepared in accordance with accounting principles generally accepted in the United States consistently applied, except for normal year end adjustments; (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time; (v) a copy of each report or document, including, without limitation, reports on Form 8-K, 10-K (or 10-KSB), 10-Q (or 10-QSB) and exhibits thereto, filed or furnished by the Company, pursuant to the 1934 Act, to the Commission, any Securities Exchange or the NASD on the date each such report or document is so filed or furnished; (v) monthly shareholder lists prepared by the Company's transfer agent; (vi) weekly reports prepared by DTC; and (vii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request.

         (j) For a period of two (2) years from the First Closing Date, the Company shall continue to retain Virchow, Krause & Company, LLP (or such other nationally recognized accounting firm acceptable to the Underwriter) as the Company's independent certified public accountants, and shall not change such accountants without the Underwriter's prior written consent, which consent shall not be unreasonably withheld. For a period of two (2) years from the First Closing Date, the Company shall promptly submit to the Underwriter copies of all accountants' management reports and similar correspondence between the Company and its independent public accountants.

         (k) [Reserved.]

         (l) [Reserved.]

         (m) The Company will apply the net proceeds ("Proceeds") it realizes from the sale of the Shares substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus. For a period of two (2) years from the Effective Date, the Company will provide on a quarterly basis a report from its Chief Financial Officer (or other individual functioning in that capacity) which report shall indicate the use of the proceeds for such quarterly period and the Company's expenses and revenues.

         (n) The Company, on the First Closing Date, will sell to GunnAllen the Underwriter's Warrants according to the terms specified in Section 2(h) hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriter's Warrants.

         (o) For the period of two (2) years following the Effective Date, GunnAllen and its successors will have the right to designate one representative to attend each meeting of the Board of Directors of the Company and each meeting of any committee thereof and to participate, as a non-voting observer, in all discussions of each such meeting. Such observer shall not be an employee or affiliate of the Underwriter and shall be entitled to one half of the same cash compensation and full reimbursement of expenses as the Company affords its directors who are not also executive officers or employees of the Company and to receive all copies of all notices and other documents distributed to the members of the Company's Board of Directors (including, but not limited to, any unanimous consents prepared and advance notices of all proposed Board actions or consents), as if such observer were a member of the Company's Board of Directors. The Company agrees to indemnify and hold such observer harmless against any and all claims, actions, awards, damages and judgments arising out of the acts or omissions of the Underwriter's observer which acts or omissions occur during the period such person serves as the Underwriter's observer, except when such right to indemnification would not be permitted under Minnesota law for directors or when such claims, actions, awards, damages and judgments result from the observer's willful misconduct or violation of law. In the event the Company maintains a liability insurance policy affording coverage for the acts of its executive officers and directors, the Company agrees to include such observer as an insured under such policy or under a policy affording the same or substantially similar protection. In the event the Company does not have a liability insurance policy in effect on the Effective Date, the Company agrees to use its best efforts to obtain, as promptly as practicable but in any event not later than thirty (30) days following the Effective Date, such a policy in an amount not less than $2,500,000. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter in so far as it may be, or be alleged to be, responsible for such observer. During the period in which the Underwriter may appoint an observer pursuant to this paragraph, the Company will cause its Board of Directors to meet, either in person or telephonically, at least four (4) times per year.

         Prior to an observer described above participating in meetings of the Company's Board of Directors or committees, the Company and such observer shall enter into an agreement, in a format reasonably acceptable to the Company and the Underwriter, which shall provide that: (i) the Company agrees to indemnify and hold such observer harmless, in accordance with the foregoing indemnity provision; (ii) to include such observer as an insured under its liability insurance policy as described in the foregoing paragraph; (iii) any confidential information obtained by the observer in such capacity shall be maintained thereafter as confidential and shall not be copied, disclosed or used by the observer without the prior written consent of an executive officer of the Company; and (iv) during the period such person serves as an observer to the Company's Board of Directors, he or she shall be subject to the same obligations and restrictions as the independent directors of the Company are subject with respect to direct or indirect engagement in any business which competes or, based on the Company's business plans, will compete with the Company in the near future; provided further, that the foregoing confidentiality requirements shall continue to apply following any period of service as an observer for as long as any confidential information to which such requirements applies shall be treated as confidential by the Company.

         (p) For a period of two (2) years from the Effective Date, or, with respect to personal injury and product liability insurance, from the First Closing Date, the Company agrees that it will maintain insurance in full force and effect of the types and in the amounts which are customary for similarly situated companies, including but not limited to, personal injury and product liability insurance and insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

         (q) During the course of the distribution of the Shares, the Company will not take, directly or indirectly, any action designed to or which might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares. During the so-called "quiet period" in which delivery of a Prospectus is required, if applicable, the Company will not issue press releases or engage in any other publicity without the Underwriter's prior written consent.

         (r) During the two (2) year period following the Effective Date, the Company will use its reasonable best efforts, at its cost and expense, to take all necessary and appropriate action to maintain the listing of the Shares on AMEX (or other exchange or stock market described in Section 18(b)(1)(A) of the Act) and maintain such listing for as long as the Shares are so qualified.

         (s) [Reserved.]

         (t) The Company has filed with the Commission a registration statement on Form 8-A and will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under Section 12(b) or 12(g) of the 1934 Act. The Company will maintain its registration under the 1934 Act in effect for a period of two (2) years from the Effective Date.

         (u) The Company will at all times, from the First Closing Date until at least two (2) years from such date, maintain in full force, or cause to be maintained in full force, from an insurer rated "A" or better (General Policyholders Rating) in the most recent edition of "Best Life Reports", term life insurance in the amount of at least $1,000,000 on the lives of the Company's executive officers, provided that such insurance on Mark A. Payne shall be required to be in place not later than sixty (60) days after the First Closing Date. Such policies shall be owned by the Company and all benefits thereunder shall be payable to the Company.

         (v) On the Closing Dates, all transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares will have been fully paid by the Company and all laws imposing such taxes will have been fully complied with.

         (w) For a period of one (1) year from the Effective Date, the Company will provide to the Underwriter ten (10) days' written notice prior to any issuance by the Company of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) the Shares issuable pursuant to Section 2 of this Agreement, (ii) the Underwriter's Warrants and Warrant Shares issuable upon exercise of the Underwriter's Warrants, (iii) Common Stock issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities and (iv) options available for future grant pursuant to any stock option plan in effect on the Effective Date, limited solely to such number of options as are available for grant on the Effective Date, and the issuance of shares of Common Stock upon the exercise of such options.

         (x) The Company will not file any Registration Statement relating to the offer or sale of any of the Company's securities, including any Registration Statement on Form S-8, during the twelve (12) months following the Effective Date without the Underwriter's prior written consent.

         (y) The Company shall retain a transfer agent for the Shares, reasonably acceptable to the Underwriter, for a period of two (2) years from the Effective Date, and will not, during such period change its transfer agent for the Common Stock without the prior written consent of the Underwriter which consent will not be unreasonably withheld. In addition, for a period of two (2) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide to the Underwriter on a monthly basis copies of the Company's daily stock transfer sheets. In addition, for a period of two (2) years from the Effective Date, the Company, at its own expense, shall cause DTC to provide to the Underwriter, on a weekly basis, copies of a securities position listing with respect to the Common Stock.

         (z) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any adverse change in the condition (financial or other), business, operations, prospects, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which would be reasonably expected to result in a Material Adverse Effect; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

         (aa) Except as disclosed in or contemplated by the Registration Statement or Prospectus, for the period of two (2) years following the Effective Date, the Company shall not redeem any of its securities, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current or retained earnings derived after the Effective Date without obtaining the Underwriter's prior written consent. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five (5) business days from the date it receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the five (5) business day period shall be deemed approval of the transaction.

         (bb) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) For a period of two (2) years from the First Closing Date or such time as the Company has filed a quarterly report reflecting a net profit for the quarter before interest, taxes, depreciation and amortization, whichever is earlier, management of the Company shall provide the Board of Directors, on an annual basis, with an internal budget for the next fiscal year, which budget must be approved by the Board of Directors.

         (dd) Prior to the Effective Date and for a period of two (2) years thereafter, the Company shall retain a financial public relations firm reasonably acceptable to the Underwriter.

         (ee) Except as set forth in or contemplated by the Registration Statement or the Prospectus or otherwise consented to in writing by the Underwriter, no proceeds from the sale of the Shares will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or accrued bonuses to any current or former employees or consultants or any affiliates thereof or to pay off any other outstanding debt other than as described in the Prospectus.

         (ff) For a period of two (2) years from the First Closing Date, the Company agrees that for so long as the Common Stock is registered under the Securities Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "1934 Act") the Company will hold an annual meeting of stockholders for the election of directors and will provide the Company's stockholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by applicable rules under the 1934 Act and shall be included in an annual report pursuant to the requirements thereof.

         (gg) [Reserved.]

         (hh) For a period of two (2) years from the Effective Date or until the Company commences an offering as described in Section 4(ll) below, the Company will not offer or sell any of its securities (i) pursuant to Regulation S, or similar regulation, promulgated under the Act or (ii) at a discount to market or in a discounted transaction, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, other than the issuance of Common Stock upon exercise of options, warrants or convertible securities outstanding on the First Closing Date and described or contemplated in the Prospectus.

         (ii) The Company will not, for a period of two (2) years from the Effective Date of the Registration Statement or the Company achieves significant revenues, whichever is the first to occur, increase or authorize an increase in the compensation of its three (3) most highly paid employees greater than those increases provided for in their employment agreements with the Company in effect as of the Effective Date and disclosed in the Registration Statement.

         (jj) With respect to any securities underlying any option issued by the Company or to be issued by the Company pursuant to any equity incentive plan, the Company agrees to require the holder of such option to comply with the transfer restrictions with respect to any securities issued upon the exercise of any such option in accordance with the terms of the Lock-Up Letter Agreement set forth in Exhibit A attached hereto.

         (ll) Each obligation of the Company and each right of the Underwriter set forth in this Section 4 that is not otherwise mandated by applicable Rules and Regulations or other laws (collectively "Section 4 Provisions") shall terminate upon the earlier of (i) the commencement of a private offering of securities for not less than $10 million or a public offering of securities for not less than $15 million (consistent with the timing restrictions set forth in Section 4(x) above), in either case conducted pursuant to a letter of intent or other agreement with an underwriter, investment bank or placement agent and subject to the prior written consent of the Underwriter as set forth in the following paragraph; provided, however, that if (A) such private offering has not been successfully completed within nine months of the execution by the Company and an underwriter, investment bank or placement agent, as the case may be, of such letter of intent or other agreement or (B) such public offering has not been successfully completed within twelve months of the execution of such letter of intent, the foregoing Section 4 Provisions will be reinstated and will continue to apply until no longer required under the terms of each Section 4 Provision above or in this paragraph; provided further, that in the event the completion of a private or public offering is delayed beyond the time periods described above, such Section 4 Provisions shall continue from those time periods only until such delay is cured and such offering has recommenced or been completed; or (ii) upon the completion of such offering described in clause (i) above.

         Notwithstanding anything to the contrary in the preceding paragraph, however, no Section 4 Provisions, other than Section 4(hh), shall terminate under this Section 4(ll) after the commencement but before the completion of an offering described in the preceding paragraph without the prior written consent of the Underwriter, which consent (X) shall not be unreasonably withheld; and
(Y) required only one time unless the Section 4 Provisions shall be reinstated for failure to complete an offering described herein, in which case said consent to terminate these Section 4 Provisions and rights shall be required again prior to recommencing said offering.

       5. Indemnity and Contribution by the Company and the Underwriter.

         (a) The Company shall indemnify, defend and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20 of the 1934 Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriter or any such controlling person may incur under the Act, the 1934 Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or any regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include any Preliminary Prospectus, the Prospectus and any Prospectus supplements, in each case as amended or supplemented by the Company), or (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case, to the extent that (a) any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus as specified in the last sentence of Section 5(b) hereof; or (b) any such loss, expense, liability, damage or claim which arises out of or is based upon any failure by the Underwriter to deliver a copy of the Prospectus if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter, if required by law so to have been delivered, at or prior to the time specified under the Act.

         (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company's directors, the officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the 1934 Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus, as specified in the last sentence of this Section 5(b), or (ii) any failure on the part of the Underwriter to comply with any applicable law, rule or regulation, (iii) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading, or (iv) any failure by the Underwriter to deliver a copy of the Prospectus if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter, if required by law so to have been delivered, at or prior to the time specified under the Act. The Company and the Underwriter acknowledge that the statements set forth on the cover page of the Prospectus regarding delivery of the Shares and the statements under the caption "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of this Section 5.

         (c) Promptly after receipt by an indemnified party under subsection,
(a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify in writing each party against whom indemnification is to be sought of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 5 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate in the defense of such action at its own expense, and to the extent it may elect, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party may assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all of the indemnified parties to represent them all (in addition to one local counsel selected by all of the indemnified parties to represent them all in each applicable jurisdiction) shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (I) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(II) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (y) the indemnifying party reaffirms its indemnification obligations pursuant to this Agreement. For purposes of this Section 5(c), it shall be deemed unreasonable for an indemnified party to withhold consent to settlement if the conditions in subsections 5(c)(x) and (5)(c)(y) are satisfied.

         (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 5 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other with respect to the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the Shares sold under this Agreement, on the one hand and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5(d)(i) and, if applicable Section 5(d)(ii), above. Notwithstanding the provisions of this
Section 5, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. Confidentiality. The Underwriter agrees that all information (other than as described below in subsections (i) through (iii)) disclosed by the Company to the Underwriter, or to the Underwriter's observer in the course of fulfilling its obligations under Section 4 of the Agreement, shall be confidential information and shall be treated by the Underwriter as such. The Underwriter agrees to maintain the confidential nature of such confidential information and to prevent its unauthorized copy, disclosure or dissemination, and agrees not to use the confidential information for any purpose other than to be informed about the Company's operations. Confidential information shall not, however, include information which: (i) is now or subsequently becomes generally known by persons other than any of the Company's directors, employees or representatives bound by confidentiality or non-disclosure agreements or obligations, or becomes available by publication, commercial use or otherwise, through no fault of the Underwriter or Underwriter's observer; (ii) is lawfully obtained by the Underwriter from a third party without violation of any confidentiality obligation; or (iii) the Company agrees in writing (such agreement not to be unreasonably withheld) may be disclosed by the Underwriter. All confidential information shall remain the property of the Company and no license or other rights in the confidential information are granted by this Underwriting Agreement. The Underwriter agrees to return all confidential information to the Company after expiration of the Underwriter's right to receive confidential information under this Underwriting Agreement and upon the Company's request. The Underwriter acknowledges that unauthorized disclosure or use of confidential information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, the Underwriter agrees that the Company shall have the right to seek and obtain immediate injunctive relief from breaches of this Section 6, in addition to any other rights and remedies the Company may have.

         7. Survival of Agreements etc. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, indemnities and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of and the payment for the Shares. The provisions of Sections 5, 10, 11 and 15 shall survive the termination or cancellation of this Agreement.

         8. Conditions of Underwriter's Obligations. The several obligations of the Underwriter to purchase and pay for the Firm Shares and the Option Shares, as provided herein, will be subject to the following conditions:

                  (a) (i) The Registration Statement shall have become effective not later than 10:00 a.m., New York City time, on the day following execution of this Agreement, or at such later time or on such later date as shall be consented to in writing by GunnAllen; provided, if the Company shall have elected to rely upon Rule 430A of the Rules and Regulations, (A) the Registration Statement shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; (B) a form of the Prospectus containing information relating to the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period; and
(C) prior to the First Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations; and (ii) prior to the First Closing Date or any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceeding for that purpose shall have been initiated or be pending or, to the Knowledge of the Company (but excluding directors from the definition of Knowledge of the Company for purposes of this paragraph) or the knowledge of the Underwriter, threatened by the Commission or under the securities laws of any state.

                  (b) No amendment to the Registration Statement, any Preliminary Prospectus or the Prospectus to which the Underwriter or counsel for the Underwriter shall have objected, after having received reasonable notice of a proposal to file the same, shall have been filed.

                  (c) The Underwriter shall not have discovered and disclosed to the Company prior to the respective Closing Dates that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of counsel for the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) The Underwriter shall have received from Virchow, Krause & Company, LLP, two signed certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to the Underwriter, stating that:

                           (i) they are independent certified public accountants
with respect to the Company within the meaning of the Act and the Rules and Regulations;

                           (ii) the financial statements included in the
Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form SB-2 and that the Underwriter may rely upon the opinion of such firm with respect to the financial statements and supporting schedules included in the Registration Statement;

                           (iii) on the basis of inquiries and procedures
conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, reviews of minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors of the Company, as set forth in the minute books of the Company, and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                           (A) during the period from the date of the latest
financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three (3) business days prior to the date of such letter, there has been any decreases in net current assets or net assets, change in the Common Stock or other securities of the Company (except as specifically disclosed in such certificates or letters), any decreases in shareholders equity or working capital or any increases in net current liabilities, net liabilities or long-term debt, in each case as compared with amounts shown in such financial statements; and any decrease in revenues or in the total or per share amounts of income before extraordinary items or net income or loss, or any other material change in each case as compared with the corresponding period in the preceding year or any change in the capitalization or long term debt of the Company, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will or may occur; and

                           (B) the unaudited interim financial statements of the
Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with accounting principles generally accepted in the United States and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus.

                           (iv) On the basis of certain procedures specified by
the Underwriter and described in their letter, they have compared specific dollar amounts, numbers of shares, percentages of revenue and earnings and other information (to the extent they are contained in or derived from the accounting records of the Company, and excluding any questions of legal interpretations) included in the Registration Statement and Prospectus with the accounting records and other appropriate data of the Company and have found them to be in agreement.

                  (e) At the First Closing Date, the Underwriter shall have received from Larkin, Hoffman, Daly & Lindgren, Ltd., counsel for the Company ("Company Counsel"), a signed opinion dated as of the First Closing Date, reasonably satisfactory to the Underwriter's Counsel, in substantially the form and substance of Exhibit B annexed hereto.

                  (f) At the First Closing Date, the Underwriter shall have received from Luce, Forward, Hamilton & Scripps LLP, patent and trademark counsel for the Company ("IP Company Counsel"), a signed opinion dated as the First Closing Date, reasonably satisfactory to the Underwriter's Counsel, in the form and substance of Exhibit C annexed hereto.

                  (g) The Underwriter shall have received a certificate, dated and delivered as of the First Closing Date, of the Chief Executive Officer and President of the Company stating that:

                           (i) The Company and such officers have complied with
all the agreements and satisfied all the conditions on their respective part to be performed or satisfied hereunder at or prior to such date, including but not limited to the agreements and covenants of the Company set forth in Section 4 hereof.

                           (ii) No stop order suspending the effectiveness of
the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, contemplated or threatened under the Act.

                           (iii) Such officers have carefully examined the
Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading and does not contain any untrue statement of a material fact, and since the Effective Date there has occurred no event required to be set forth in the amended or supplemented Prospectus which has not been set forth.

                           (iv) As of the date of such certificate, the
representations and warranties contained in Section 1 hereof are true, complete and correct as if such representations and warranties were made in their entirety on the date of such certificate, and the Company has complied with all its agreements herein contained as of the date hereof and certifying as to the matters referred to in Sections 8(h) and 8(i).

                           (v) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus and the Company's latest financial statements filed with the Commission as a part thereof, and except as described in or contemplated by the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transactions whether or not incurred in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty (whether or not such loss is insured against), or from any labor dispute or court or governmental action, order or decree; (iii) there have not been, and through and including the First Closing Date, there will not be, any changes in the capital stock or any material increases in the long-term debt or other securities of the Company; (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities, and (v) no adverse change in the condition (financial or otherwise), results of operations, income, shareholders' equity, net worth, business, assets or properties of the Company has occurred, which would be reasonably expected to result in a Material Adverse Effect as defined in Section 1(d) of the Underwriting Agreement.

                           (vi) [Intentionally Omitted.]

                           (vii) No officer or director of the Company, has
taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or other violation of Regulation M promulgated under the 1934 Act or otherwise to facilitate the sale or resale of the Shares.

                           (viii) Except as described in the Registration
Statement and the Prospectus, no action, suit or proceeding, at law or in equity shall be pending or, to the knowledge of such officers, threatened in writing against the Company before or by any commission, board or other administrative agency, which may (A) result in the imposition of damages or penalties against, or payments by, the Company in excess of $25,000 or (B) would be reasonably expected to result in a Material Adverse Effect.

                           (ix) Except as otherwise set forth in the
Registration Statement and Prospectus, the Company is the sole owner of all intellectual property and proprietary information as described in the Registration Statement and Prospectus.

                           (x) To the knowledge of the officers, subsequent to
the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not been advised by any regulatory authority that its products may not be used for the purposes described in the Registration Statement and Prospectus nor has the Company been advised by any potentially significant customer that it will not utilize the Company's products as described in the Registration Statement and Prospectus.

                  (h) On the First Closing Date, the Company shall not be a party to, or be involved in, any arbitration, litigation (except as set forth in the Registration Statement) or governmental proceeding, which is then pending, or, to the Knowledge of the Company, threatened, of a character which might result in a Materially Adverse Effect or be required to be disclosed in the Registration Statement.

                  (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have sustained any loss on account of fire, flood, accident, or other calamity, whether or not covered by insurance, which, in the reasonable judgment of the Underwriter would be reasonably expected to result in a Material Adverse Effect.

                  (j) All of the certificates representing the Shares shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

                  (k) The Underwriter shall have received the Lock-Up Letter Agreements referred to in paragraph (y) of Section 1 hereof or waived such requirement in writing.

                  (l) On the Effective Date, the First Closing Date and each Option Closing Date, as the case may be, (i) the representations and warranties of the Company contained in this Agreement shall be (A) true, complete and correct, with the same effect and subject to the same materiality qualifiers as may be set forth therein as if made on and as of each of the Effective Date, the First Closing Date and each Option Closing Date; (ii) the Company shall have complied in all material respects with all agreements of the Company herein, provided, however, that notwithstanding the foregoing Materiality Qualifier, such compliance shall be unqualified to the extent that any said agreement is already subject to a Materiality Qualifier in accordance with its terms; (iii) the Company shall have performed in all material respects all of its obligations due to be performed prior thereto, provided, however, that notwithstanding the foregoing Materiality Qualifier, such performance shall be unqualified to the extent that any said obligation is already subject to a Materiality Qualifier in accordance with its terms; (iv) the Registration Statement, the final Prospectus when it is filed with the Commission, and both documents as of the First Closing Date and any Option Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, and at such times, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that this condition shall not apply to statements or omissions in the Registration Statement or Prospectus made in reliance upon and in conformity with information described in Section 2(i) above and furnished herein or in writing to the Company by or on behalf of an Underwriter for inclusion in the Registration Statement or the Prospectus; (v) there shall have been, since the date as of which information is given, no material adverse change in the condition, business, operations, properties, business prospects, securities, long-term or short-term debt or general affairs of the Company which would be reasonably expected to result in a Material Adverse Effect, except as described in the Registration Statement and the Prospectus, and the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus which would be reasonably expected to result in a Material Adverse Effect; and (vi) except as set forth in the Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or, to the Knowledge of the Company, threatened against the Company which is required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the Knowledge of the Company, threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would be reasonably expected to result in a Material Adverse Effect.

                  (m) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriter.

                  (n) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or to the Knowledge of the Company, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                  (o) The Company meets the criteria for inclusion of the Shares on AMEX.

                  (p) All proceedings taken at or prior to the First Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in this Section 8 hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                  (q) Upon exercise of the option provided for in Section 2(c) hereof, the obligations of the Underwriter to purchase and pay for the Option Shares will be subject to the following additional conditions:

                           (i) The Registration Statement shall remain effective
at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter.

                           (ii) At the Option Closing Date there shall have been
delivered to the Underwriter the signed opinions of Company Counsel and IP Company Counsel, respectively, in form and substance reasonably satisfactory to counsel for the Underwriter, which opinion shall be substantially the same in scope and substance as the opinions furnished to the Underwriter by Company Counsel and IP Company Counsel at the First Closing Date pursuant to Sections 8(e) and 8(f), respectively.

                           (iii) At the Option Closing Date there shall have
been delivered to the Underwriter a certificate of the Chief Executive Officer and the President of the Company dated the Option Closing Date, in form and substance satisfactory to counsel for the Underwriter, substantially the same in scope and substance as the certificates furnished to the Underwriter at the First Closing Date pursuant to Section 8(g).

                           (iv) At the Option Closing Date there shall have been
delivered to the Underwriter a certificate or letter in form and substance satisfactory to the Underwriter from Virchow, Krause & Company, LLP dated the Option Closing Date and addressed to the Underwriter, confirming the information in its certificate or letter referred to in Section 8(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said certificate or letter to a date not more than three (3) business days prior to the Option Closing Date which would require any change in said certificate or letter if it were required to be dated the Option Closing Date.

                  (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and transfer of the Option Shares shall be satisfactory in form and substance to the Underwriter, and the Underwriter and counsel for the Underwriter shall have been furnished with all such documents, certificates, affidavits and opinions as the Underwriter and counsel for the Underwriter may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

         (r) The Company shall have issued the Underwriter's Warrants in accordance with Section 2(h) hereof.

         The opinions and certificates mentioned above or elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

         Any certificate signed by an executive officer of the Company delivered to the Underwriter or to counsel for the Underwriter, will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

         9. Effective Date. This Agreement will become effective upon the later of when (i) GunnAllen and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

         10. Termination. GunnAllen shall have the right by written notice to the Company (which may be delivered electronically through email or facsimile) to terminate this Agreement at any time prior to the First Closing Date or the obligations of the Underwriter to purchase the Option Shares at any time prior to the Option Closing Date, as the case may be, if (i) the Company shall have failed or refused to fully perform or comply with any of the provisions of this Agreement on its part to be performed and complied with by it prior thereto,
(ii) any of the conditions of Underwriter's obligations as set forth in Section 8 herein shall not have been satisfied; (iii) trading in securities generally on AMEX will have been suspended; (iv) limited or minimum prices will have been established on such exchange or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities or adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, have been established by AMEX, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity of such character as in the reasonable judgment of the Underwriter may interfere materially with the conduct of the Business and operations of the Company or make it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus; (viii) any action has been taken by the Government of the United States or any department or agency thereof which, in the reasonable judgment of the Underwriter, has had a material adverse effect upon the general market for securities and has made it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms set forth in the Prospectus; (ix) there shall have occurred the outbreak of any war or similar calamity which, in the reasonable judgment of the Underwriter, materially disrupts the financial markets of the United States and makes it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms set forth in the Prospectus; (x) the general market for securities or political, legal or financial conditions should deteriorate so materially from that in effect on the date of this Agreement that, in the reasonable judgment of the Underwriter, it becomes impracticable for the Underwriter to commence or proceed with the public offering of the Shares and with the payment for or acceptance thereof; (xi) if trading of any securities of the Company shall have been suspended, halted or delisted on any exchange or in any over-the-counter market or by the Commission; or (xii) any change that would result in a Material Adverse Effect shall have occurred in the reasonable judgment of the Underwriter, since the date as of which information is given in the Registration Statement and the Prospectus. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5, 7, 10, 11 and 15 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. Expenses.


                  (a) Whether or not the offering of the Shares is consummated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder (other than legal fees and disbursements of Underwriter's counsel which are not included in subsections 11(a)(iii), 11(a)(iv) and 11(a)(vi)), including without limiting the generality of the foregoing, (i) the preparation, printing, filing with the Commission, and copying of the Registration Statement, each Preliminary Prospectus, Prospectus, this Agreement and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Underwriter and the costs of mailing Prospectuses to offerees and purchasers of the Shares; (ii) the printing, engraving, issuance and delivery of certificates representing the Shares, including any transfer or other taxes payable thereon;
(iii) the fees, expenses and other costs related to the registration or qualification of the Shares under state securities or "blue sky" laws, in accordance with the provisions of Section 11(c) below; (iv) fees, costs and disbursements of Underwriter's Counsel in connection with the review and analysis of certain blue sky matters related to the offering; (v) all reasonable fees and expenses of the Company's counsel and accountants; (vi) all NASD filing fees in connection with the offering and all expenses of Underwriter's Counsel in connection with such NASD filings (up to a maximum of $30,000 in the aggregate); (vii) all costs and expenses of any listing of the Shares on AMEX or any other stock exchange and in Standard and Poor's Corporation Reports or any other securities manuals; (viii) all costs and expenses of five (5) bound volumes provided to the Underwriter of all documents, paper exhibits, correspondence and records forming the materials included in the offering; (ix) the cost of "tombstone" advertisements to be placed in one or more daily or weekly periodicals as the Underwriter may request (up to a maximum of $15,000); and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 11(a). The obligations of the Company under this subsection (a) shall survive any termination or cancellation of this Agreement.

                  (b) In addition to the Company's responsibility for payment of the foregoing expenses, the Company shall pay to GunnAllen a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering, including in such amount the proceeds from the exercise of the Underwriter's over-allotment option. The non-accountable expense allowance due shall be paid at the First Closing Date and any Option Closing Date, as applicable. GunnAllen hereby acknowledges prior receipt from the Company of Thirty Thousand Dollars ($30,000), which amount shall be applied to the non-accountable expense allowance due when, and if, the offering is closed. If the sale of the Shares provided for herein is not consummated because GunnAllen elects to terminate this Agreement in accordance with Section 10 hereof, then the Company shall reimburse GunnAllen in full for its actual out-of-pocket expenses incurred in connection with the proposed purchase and sale of the Shares (including, without limitation, the fees and disbursements of its counsel) inclusive of the Thirty Thousand Dollars ($30,000) previously paid on account. Notwithstanding the foregoing, in the event the offering is terminated, GunnAllen will not be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses.

         12. Notices. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed by certified mail, return receipt requested, postage prepaid, or hand delivered, and confirmed in writing or by telecopier, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

                  (a) If to the Underwriter - addressed to GunnAllen Financial Inc., 1715 Westshore Blvd. Suite 700, Tampa, Florida 33607, Attn: Richard A. Freuh, with a copy (which shall not constitute notice) to McDermott, Will & Emery, 600 13th Street, N.W., Washington, D.C. 20005, Attention: Alan J. Schaeffer, Esq.

                  (b) If to the Company - addressed to Redline Performance Products, Inc., 2510 Commercial Way, Vista, California 92083, Attention: Mark A. Payne, President and Chief Financial Officer, with a copy (which shall not constitute notice) to Larkin, Hoffman, Daly & Lindgren, Ltd., 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431, Attention: Douglas M. Ramler, Esq.

         Notice shall be deemed delivered upon receipt.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation or other entity other than the persons, corporations and other entities mentioned in the preceding sentence any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other persons; except that the representations, warranties and indemnities of the Company contained in this Agreement will also be for the benefit of the directors and officers of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriter will also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of
Section 15 of the Act. No purchaser of any of the Shares from the Underwriter will be deemed a successor or assign solely because of such purchase.

         14. Finders and Holders of First Refusal Rights.

                  (a) The Company hereby represents and warrants to the Underwriter that it has not paid any compensation for services as a finder in connection with any prior financing of the Company during the twelve-month period immediately preceding the date hereof and that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions. The Company further represents and warrants that other than as set forth below in subsection (b), no person holds a right of first refusal or similar right in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless the Underwriter, its officers, directors, agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Company.

                  (b) The Underwriter hereby represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions contemplated by this Agreement; and the Underwriter hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Underwriter.

         15. Applicable Law. This Agreement shall be a deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such State. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively Florida Circuit Court, County of Hillsborough, or in the United States District Court for the Middle District of Florida, (ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of Florida Circuit Court, County of Hillsborough and the United States District Court for the Middle District of Florida in any such suit, action or procedure. Each of the Company and the Underwriter further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the Florida Circuit Court, County of Hillsborough and the United States District Court for the Middle District of Florida, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

         16. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         17. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

         18. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Underwriter and the Company with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between them.

         19. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural, and vice versa.

                  If the foregoing correctly sets forth our understanding, please indicate the Underwriter's acceptance thereof, as of the day and year first above written, in the spaces provided below for that purpose, whereupon this letter with the Underwriter's acceptance shall constitute a binding agreement among us.

                                    Very truly yours,

                           REDLINE PERFORMANCE PRODUCTS, INC.



                                   By:
                                         ---------------------------------------
                                         Name:   Mark A. Payne
                                         Title:  President and Chief Financial
                                                 Officer

Confirmed and accepted on the
day and year first above written.

GUNNALLEN FINANCIAL, INC.


By:
    -------------------------------------------------
         Name:   Howard A. Davis
         Title:  Executive Vice President

                                    EXHIBIT A

                                 LOCK-UP LETTER
                     FOR REDLINE PERFORMANCE PRODUCTS, INC.
                      DIRECTORS, OFFICERS AND STOCKHOLDERS



[Date]

GunnAllen Financial, Inc.
1715 N. Westshore Boulevard., 7th Floor
Tampa, Florida  33607

Re: Lock-Up Agreement for Proposed Initial Public Offering by Redline Performance Products, Inc.

Dear Sirs:

The undersigned, a shareholder, security holder and/or an officer and/or director of Redline Performance Products, Inc., a Minnesota corporation (the "Company"), understands that GunnAllen Financial, Inc. ("GunnAllen") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the initial public offering (the "IPO") of shares of the Company's common stock (the "Common Stock").

After consultation, the Company and GunnAllen have agreed that sales by the officers and directors of the Company within the eighteen (18) month period, and sales by other security holders and shareholders of the Company within the twelve (12) month period, after the date of effectiveness of the IPO could have an adverse effect on the market price for the Common Stock, and that the public to whom the Common Stock is being offered should be protected for a reasonable time from the impact of such sales.

In recognition of the benefit that such an offering will confer upon the undersigned as a security holder, a shareholder, an officer and/or a director of the Company, and to induce GunnAllen and any other firms that may participate in the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period commencing seven (7) days prior to the effective date of the final prospectus relating to the IPO in which GunnAllen is the underwriter and ending eighteen (18) months thereafter with respect to officers and directors and twelve (12) months thereafter with respect to other security holders and shareholders (the "Restricted Period"), the undersigned will not (and will not publicly announce an intention to), without the prior written consent of GunnAllen, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warranty for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including stock options, warrants and shares of Series A Preferred Stock) (collectively, the "Securities"), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) file, make a demand for, or exercise any right to file any registration statement under the Securities Act of 1933, as amended, with respect to any of the Company's Securities, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities of the Company, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the limitations set forth in (i) through (iii), above, shall not apply to any (a) bona fide gifts, provided that the donee or donees, or in the case of a minor donee such minor's legal guardian on such minor's behalf, agree in writing to be bound by the terms of this restriction, or (b) transfers to the ancestors, descendants, siblings, children or siblings of spouse, or if the undersigned is a partnership, limited liability company or corporation, to the partners, members or stockholders of such partnership, limited liability company or corporation, as the case may be, in each case, provided that the transferee or transferees, or in the case of a minor transferee, such minor's legal guardian on such minor's behalf, agree in writing to be bound by the terms of this restriction, and further provided that any such transfer during the Restricted Period is part of a private sale and is not effected through a broker.

Very truly yours,

Individuals Sign Below:                       Entities Sign Below:


Signature:                                    Entity Name:
          -----------------------------                   ----------------------


Print Name:                                   Signature:
           ----------------------------                 ------------------------


                                              Title:
                                                    ----------------------------



Please Mail To:

Redline Performance Products, Inc.
c/o Larkin, Hoffman, Daly & Lindgren, Ltd.
1500 Wells Fargo Plaza
7900 Xerxes Ave. So.
Minneapolis, MN  55431
ATTN:  Ms. Mary Beth Marti

                                    EXHIBIT B


1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to own or lease, as the case may be, and use its properties and to conduct its business as described in the Prospectus. The Company has been duly qualified to do business as a foreign corporation and is in good standing as such in the State of California and in each jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

2. The Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrants (collectively the "Underwriting Documents") and the performance of the Company's obligations thereunder have been duly authorized by all necessary corporate action and the Underwriting Documents have been duly executed and delivered by and on behalf of the Company and are valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and public policy and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which such counsel need express no opinion.

3. The execution, delivery and performance of the Underwriting Documents by the Company will not (A) violate the Articles of Incorporation or Bylaws of the Company; (B) conflict with or constitute a breach of any of the provisions of, or result in a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any material indenture, mortgage, note, contract or other agreement or instrument known to such counsel after due inquiry to which the Company is a party or by which the Company, or any of the Company's properties or assets are bound; (C) violate any statute, rule or regulation, or to the best of such counsel's knowledge, order or decree of any court or any regulatory or governmental body having jurisdiction over the Company or its properties; or (D) nothing has come to the attention of such counsel that the Company has violated any Permit necessary for the Company to own or lease, as the case may be, its properties or conduct its businesses or the ability of the Company to make use thereof.

4. No approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the valid issuance or sale of the Shares or the Underwriter's Warrants pursuant to the Underwriting Agreement or the Warrant Agreement (other than approval, authorization or consent under the 1933 Act, applicable blue sky laws and the rules of the NASD, as to which no opinion need be given) or the consummation by the Company of the transactions contemplated by the Underwriting Agreement.

5. Nothing has come to the attention of such counsel that any of the Company's Permits is not valid or in full force and effect and the Company is in compliance with all the material terms and conditions thereof and with the material rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto. Nothing has come to the attention of such counsel, that any event has occurred which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Permit or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Permit except for such events which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

6. Nothing has come to the attention of such counsel that the Company has violated any Environmental Laws, any provisions of ERISA, or any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

7. The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge after due inquiry, are threatened or contemplated under the Act.

8. The Registration Statement and the Prospectus, as of the Closing Date (except for the financial statements, financial schedules, and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and Regulations and the Company satisfies the conditions for use of a registration statement on Form SB-2.

9. The descriptions in the Registration Statement and the Prospectus of legal matters, proceedings, statutes, regulations, material contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed therein, and to such counsel's knowledge after due inquiry, there are no legal matters, proceedings, statutes, regulations or government classifications or material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

10. The Company is not in violation of its articles of incorporation or bylaws, each as amended, nor, to such counsel's knowledge after due inquiry, is the Company in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, to which the Company is a party or by which the Company or its property is bound, which default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

11. The shares of capital stock issued and outstanding immediately prior to the Effective Date as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any pre-emptive or similar rights pursuant to the company's



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articles of incorporation and bylaws or, to such counsel's knowledge after due inquiry, pursuant to any agreement or other instrument. The outstanding options and warrants to purchase Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and public policy and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which such counsel need express no opinion. The offers and sales of the outstanding capital stock and outstanding options and warrants to purchase Common Stock were exempt from the registration requirements of the 1933 Act and applicable state securities or blue sky laws. The authorized capital stock and outstanding options and warrants to purchase Common Stock conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus. To such counsel's knowledge after due inquiry and except as set forth in the Prospectus, (i) no holder of any of the Company's securities has any rights to have such securities registered under the Act; and (ii) no options, warrants or other rights to purchase, agreements or other obligations to issue, or right to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. To such counsel's knowledge after due inquiry, no holder of any of the Company's securities has any right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

12. When the certificates for the Shares have been duly countersigned by the Company's transfer agent, and issued and duly delivered to the Underwriter against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and the certificates representing the Shares will be in proper legal form. There are no preemptive or other rights to subscribe for or the purchase any Shares pursuant to the Company's articles of incorporation or bylaws or, to such counsel's knowledge after due inquiry, any agreement or other instrument.

13. Upon delivery of the Firm Shares to the Underwriter against payment therefor as provided in the Underwriting Agreement, the Underwriter will acquire good title to the Firm Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

14. The issuance and sale of the Underwriter's Warrants and the Warrant Shares issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Warrant Shares have been duly delivered against payment therefor, as contemplated by the Warrant Agreement, such Warrant Shares will be validly issued, fully paid and nonassessable. Neither the Underwriter's Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to preemptive rights of any stockholder of the Company pursuant to the Company's articles of incorporation or bylaws or, to such counsel's knowledge after due inquiry, any agreement or other instrument. The Company has reserved a sufficient number of shares of Common Stock from its authorized, but unissued Common Stock for issuance upon exercise of the Underwriter's Warrants.

In rendering such opinion, such counsel may state that their opinion is limited to matters



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



governed by Federal laws of the United States of America and the Minnesota Business Corporation Act.

The letter which includes the foregoing opinions shall also include a statement that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, has participated in reviews and discussions with officers and other representatives of the Company and representatives of the independent public accountants for the Company in connection with the preparation of the Registration Statement and the Prospectus, and based on the foregoing and in the course of such reviews and discussions and such other investigation as such counsel deemed necessary, no facts have come to the attention of such counsel which leads them to believe that (A) the Registration Statement (except for the financial statements, financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except for the financial statements, financial schedules and other financial and statistical data included therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing statement shall be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.


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


                                    EXHIBIT C


                        [FORM OF PATENT COUNSEL OPINION]


_______, 2003


GunnAllen Financial, Inc.
1715 North Westshore Blvd.
Suite 700
Tampa, Florida 33607

Re:      Redline Performance Products, Inc.

Gentlemen:

We have acted as patent and trademark counsel to Redline Performance Products, Inc., a Minnesota corporation (the "Company"), in connection with the patent and trademark matters described in the Company's Registration Statement (No. 333-102529) on Form SB-2, filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, and as amended, on May __, 2003 (the "Registration Statement"). We are rendering this opinion to you, GunnAllen Financial, Inc. ("Underwriter"), pursuant to Section 8(f) of an Underwriting Agreement dated May __, 2003, between you and the Company relating to the sale of up to 2,300,000 shares of the common stock of the Company, par value $0.01 per share (the "Underwriting Agreement").

"Patent" or "Patents" in this opinion letter shall mean the patents or patent applications listed in Section 1.1(c) or on Schedule 1 to this opinion letter. "Trademark" or "Trademarks" in this opinion letter shall mean the trademark or trademark application, listed in Section 1.1(c) or on Schedule 1 to this opinion letter. "IP Matters" shall mean the Patents and Trademarks, collectively.

1.       Factual Examination.

         1.1 Company Documents. In preparing this opinion, we have examined originals or copies identified to us by the Company as being, or otherwise believed by us to be, true copies of the following documents (collectively, the "Company Documents"):

              (a) the sections of the Registration Statement and the Company's final Prospectus in the form filed with the SEC on May __, 2003 (the "Prospectus") entitled, (i) "Prospectus Summary - Redline Performance Products, Inc. - Our Snowmobiles," (ii) "Risk Factors - Risks Related to Our Company - 'Protecting our intellectual property in our technology through patents may be costly and ineffective and if we are not able to protect our intellectual property, we may not be able to compete effectively in our markets, which could result in lower

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



than expected sales and harm our competitive position' and - 'We may not be able to build brand loyalty because our trademarks and trade names may not be protected, which could harm our competitive position and impair our ability to generate revenues," and (iii) "Business - 'Technology' and - 'Intellectual Property'," insofar as such sections pertain to the Company's IP Matters (collectively, the "IP Discussions");

                  (b) a certificate executed by the Chief Executive Officer and Vice President of the Company, dated May __, 2003 (the "Officers' Certificate");

                  (c) the issued Patents (U.S. Patent 6,263,991, and Canadian Patent 2,300,342), as of the date of this opinion letter, and the registered Trademarks (U.S. Trademark Registration Numbers: 2,529,633; 2,524,761; 2,408,729; 2,377,974; 2,496,984), as of the date of this opinion letter; and

                  (d) the original patent and trademark applications filed with the United States Patent and Trademark Office listed on Schedule 1 to this opinion letter, and the responses filed with the United States Patent and Trademark Office listed on Schedule 1 to this opinion letter.

         1.2 Scope of Opinion; Certain Assumptions, Qualifications, and Limitations.

                  (a) In preparing this opinion, (i) we have examined, and relied upon, only the Company Documents; (ii) we have not conducted any independent factual investigation of the title to or validity of any intellectual property rights described, or referred to, in the Company Documents; and (iii) we have conducted no search of the SEC records (except for the Company Documents) or of any patent prior art or prior trademark rights relevant to any of the IP Matters, nor have we made any evaluations thereof or any inquiries of any securities holders or any employees of the Company with respect to any patent prior art or prior trademark rights.

                  (b) In rendering this opinion, we have assumed without independent verification and with your permission (i) the conformity to authentic original documents of all documents submitted to, or reviewed by, us as copies; (ii) the accuracy, completeness and authenticity of certificates and files of public agencies and officials that we have reviewed; and (iii) that the certificates and records of public officials dated as of an earlier date are still accurate as of the date hereof.

                  (c) Whenever a statement set forth below in Section 2 is qualified by the phrase "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it means that with your specific knowledge and consent: (i) we have conducted no independent investigation of the matters set forth in connection therewith (including, without limitation, no search of dockets, court, administrative tribunal or other records or other matters); (ii) we have not conducted a litigation search, a validity or patentability search or analysis, a search of United States Patent and Trademark Office records or records of any foreign patent or trademark office, or other search or investigation with respect to any pending items of litigation, infringement or orders or decrees; (iii) with respect to factual matters we have relied solely upon the Officers' Certificate; and (iv) no inference as to our knowledge of the existence or absence of facts or other matters should be drawn from the fact of our representation on any other matter;


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



provided, however, that during and in the course of our representation of the Company in connection with the IP Matters, no information has come to the attention of the specific attorneys who rendered legal services in connection with that representation (namely, Mitchell Brook and Peter Martinez) as of the date hereof which gives us current actual knowledge to the contrary to the statement so qualified.

                  (d) This opinion relates solely to the patent and trademark laws of the United States of America and the State of California. We express no opinion with respect to laws becoming effective after the date hereof or the effect or applicability of the laws of other jurisdictions.

                  (e) This opinion relates only to matters discussed herein as of the date hereof, and we express no opinion with respect to any transaction, transfer, conveyance, obligation or performance occurring after the date hereof. We disclaim any obligation to advise you of any events occurring or coming to our attention or any developments in areas covered by this opinion that occur after the date hereof.

                  (f) We express no opinion as to: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, assignment for the benefit of creditors, fraudulent conveyance or transfer, marshaling and other laws relating to or affecting the rights and remedies of creditors generally or relating to equitable principles of general application, including but not limited to, those matters set forth specifically herein; and (ii) (1) compliance with or the effect of any (a) securities laws or regulations, including the effect of federal and state securities laws; (b) income tax, franchise or other laws, rules or regulations relating to taxation, or (c) export control, trade regulation or antitrust laws; (2) the accuracy or effect of any matter of fact or law set forth in the Company Documents, except to the extent that any such matter is also set forth as part of our opinion below; or
(3) any documents (including exhibits to the Company Documents, except for exhibits to the documents listed in Section 1.1(d) above) or the effect thereof other than the Company Documents.

         2. Opinion. On the basis of our examination, and in reliance thereon and on our consideration of such other matters of fact and questions of law we consider relevant in the circumstances, and subject to the limitations, exceptions, qualifications, and assumptions set forth herein, we are of the opinion that:

         2.1 To our knowledge, the statements in the IP Discussions, insofar as such statements and references constitute matters governed under patent and trademark laws of the United States of America or legal conclusions thereunder, are accurate and fairly present such matters of law and legal conclusions.

         2.2 To our knowledge, the IP Discussions do not contain any untrue statement of a material fact, or omit to state a material fact, with respect to the IP Matters.

         2.3 To our knowledge, the United States Patents and Trademarks were properly prepared and filed in accordance with all applicable legal and procedural requirements, all annuity, maintenance and other necessary fees have been timely paid and we are not aware of any



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


facts that could form a basis for a successful challenge to the validity or enforceability of any issued Patent or registered Trademark.

         2.4 To our knowledge, the Patents and Trademarks are solely owned by, or licensed to, the Company.

         2.5 To our knowledge, there are no material pending or threatened legal or governmental proceedings relating to the Patents or Trademarks (other than the patent and trademark application proceedings themselves) to which the Company is subject, other than as stated herein.

         2.6 To our knowledge, no third parties have asserted any ownership rights in any of the Patents or Trademarks.

         2.7 To our knowledge, the Company has received no notice challenging the validity or enforceability of any of the Patents or Trademarks.

         2.8 To our knowledge, the Company has received no notice of infringement with respect to any patent or trademark owned by a third party.

This opinion is furnished by us, as of the date hereof, as patent and trademark counsel to the Company in connection with the Underwriting Agreement and may not be delivered to, exhibited, quoted, or relied upon by any person other than you, or for any other purpose without our prior written consent. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this firm under the captions "Legal Matters" and "Experts" in the Prospectus included in the Registration Statement.

Very truly yours,


Luce, Forward, Hamilton & Scripps LLP




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